Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215408 on Form S-3 and in Registration Statement No. 333-190622 on Form S-8 of our report dated March 29, 2018, relating to the financial statements of BioAmber Inc. and subsidiaries (“BioAmber”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding BioAmber’s ability to continue as a going concern), appearing in this Annual Report on Form 10-K of BioAmber for the year ended December 31, 2017.

/s/ Deloitte LLP1

Montréal, Canada

March 29, 2018

______________________________

1CPA auditor, CA, public accountancy permit No. A118581